                              ARTICLES OF AMENDMENT
                          TO ARTICLES OF INCORPORATION

          Pursuant to Section 2-604 of the Maryland General  Corporation Law and
Article SEVENTH of the Articles of  Incorporation  of Permanent  Portfolio Fund,
Inc., a Maryland corporation (the “corporation”),  Article FIFTH of the Articles of Incorporation of the corporation which formerly read:

          “FIFTH:  The total  number of  shares of stock  which the  corporation shall have authority to issue is one hundred million  (100,000,000)  shares, all of one class,  of the par value one thousandth of one dollar ($.001) each and of the aggregate par value of one hundred thousand dollars ($100,000).”

is hereby  amended in its  entirety to read as set forth in Exhibit A,  attached hereto and incorporated herein by this reference.

          The  foregoing  amendment  was advised by the Board of  Directors  and approved by the requisite vote of stockholders of the corporation.

          IN WITNESS WHEREOF,  the undersigned  hereby acknowledge the foregoing amendment to be the act of the corporation.

Dated as of:  March 7, 1986.

[SEAL]                                                 /s/ Terry Coxon
                                                       Terry Coxon, President

WITNESS:                                               /s/ Richard B. Rolnick
                                                       Richard B. Rolnick,
                                                       Assistant Secretary

          I further acknowledge under penalties for perjury that, to the best of my knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

                                                       /s/ Richard B. Rolnick
                                                       Richard B. Rolnick,
                                                       Assistant Secretary

          “FIFTH

          “Section 1. The total number  shares of stock of all classes which the corporation has authority to issue is five hundred million (500,000,000) shares, of the par value one  thousandth of one dollar ($.001) each and of the aggregate par value of five  hundred  thousand  dollars  ($500,000),  divided into classes consisting of 150,000,000 shares of preferred stock,  designated “Income Shares”
and 350,000,000 shares of common stock, designated “Capital Shares”. The powers, preferences  and rights,  and the  qualifications,  limitations or  restrictions thereof relating to the Income Shares and the Capital Shares are as follows:

          “(1) The Income Shares and the Capital  Shares may be issued from time to time in one or more series and with such  designation for each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series adopted by the board of directors of the  corporation.
The board of  directors  in any such  resolution  or  resolutions  is  expressly authorized to state and express for each such series:

             “(i) The voting  rights,  if any,  of the  holders of stock of such series;

             “(ii) The rate per annum and the times at and conditions upon which the holders of stock of such series  shall be entitled to receive  dividends, and whether such  dividends  shall be  cumulative  or  non-cumulative  and if cumulative the terms upon which such dividends shall be cumulative;

             “(iii)  The price or prices and the time or times at and the manner in which the stock of such series shall be redeemable or retirable;

             “(iv) The  rights to which the  holders  of the  shares of stock of such series shall be entitled upon any voluntary liquidation,  dissolution or winding up of this corporation;

             “(v) The terms,  if any,  upon which shares of stock of such series shall be convertible  into, or exchangeable for, shares of stock of any other class or  classes  or of any other  series of the same or any other  class or classes,  including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

             “(vi)   Any   other   designations,   preferences   and   relative,
   participating,   optional  or  other  special  rights,  and   qualifications,
   limitations or restrictions  thereof so far as they are not inconsistent with the provisions of the Articles of Incorporation  of the  corporation,  as the same  may  from  time to time  be  amended,  and to the  full  extent  now or hereafter permitted by the laws of the State of Maryland.

          “(2) All  shares  of the  Income  Shares  of any one  series  shall be identical  to each other in all  respects,  except that shares of any one series issued at  different  times may  differ as to the  dates  from  which  dividends thereon, if cumulative, shall be cumulative.

          “(3) All  shares  of the  Capital  Shares of any one  series  shall be identical  to each other in all  respects,  except that shares of any one series issued at  different  times may  differ as to the  dates  from  which  dividends thereon, if cumulative, shall be cumulative.

          “(4) The number of  authorized  shares of the Income Shares and of the
Capital  Shares may be  increased  or decreased by the vote of a majority of the outstanding shares of voting stock of this corporation.”

                                    EXHIBIT A